                                                                    EXHIBIT 10.1

          AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Amended and Restated Employment Agreement ("Amendment") is made and entered into on July 1, 1996, between DYNAMEX INC., a Delaware corporation, hereinafter referred to as the "Company," and RICHARD K. MCCLELLAND, hereinafter referred to as "Executive." This Amendment shall be effective as of September 27, 1995.

         WHEREAS, Executive and the Company have entered into an Amended and Restated Employment Agreement, dated as of July 11, 1995 (the "Agreement"); and

         WHEREAS, the parties hereto mutually desire to amend certain provisions of the Agreement;

         NOW, THEREFORE, the parties hereto agree as follows.

         1. Section 3(a) of the Agreement shall hereinafter read as follows:

                 "3. Compensation

                 (a) Base Salary. Executive agrees to accept as full consideration for his employment, $200,000 per year during the term of this Agreement, payable semi-monthly, subject to all appropriate withholdings. Executive's base salary may be increased annually in the sole discretion of the Board."

         2.      The following shall be added as Section 3(g) to the Agreement:

                 "(g)     Change of Control.  In the event of a Change of
         Control (as defined hereinafter), the Company or the surviving entity in such Change of Control, as the case may be, shall continue to pay to Executive the compensation set forth in Section 3 hereof for the greater of (i) two years from the effective date of the Change of Control or (ii) the remainder of the term of this Agreement. "Change of Control" shall mean any of the events listed below:

                 (i) a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis;

                 (ii) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the "Exchange Act") by any "person" (as such term is used in Sections 13(d) and 14(d) of the "Exchange Act"), other than (A) the Company, (B) Cypress Capital Partners I, L.P., (C) James M. Hoak or (D) any of the affiliates of any of the foregoing, directly or indirectly, of securities representing 15% of the total number of votes that may be cast for the election of directors of the Company;

                 (iii) the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act;

                 (iv) the failure at any annual or special meeting of the Company's stockholders following an "election contest" subject to Rule 14a-11 promulgated under the Exchange Act, of any persons nominated by the Company in the proxy material mailed to stockholders by the management of the Company to win election to seats on the Board, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting."

         3. Except as set forth above, the other provisions of the Agreement shall remain in full force and effect.

         4. This Amendment shall be governed by and construed in accordance with the laws of Delaware.

         EXECUTED the day, month and year first above written.

                                          DYNAMEX INC.


                                          By:/s/ Robert P. Capps
                                               ---------------------------------
                                                 Robert P. Capps, Vice President


                                          /s/ Richard K. McClelland
                                          --------------------------------------
                                                 Richard K. McClelland





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                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of July ____, 1995, is by and between Parcelway Systems Holding Corp., a Delaware corporation ("Holdings") and its wholly-owned subsidiaries (the "Subsidiaries" and collectively with Holdings, the "Company"), and Richard K. McClelland ("Executive"), and amends, restates and supersedes the Employment Agreement, dated as of May 31, 1995 by and between the parties hereto.

                              W I T N E S S E T H:

         WHEREAS, Executive has extensive experience and contacts in the messenger and courier service business; and

         WHEREAS, Company desires to utilize Executive's experience and contacts by employing Executive in accordance with the terms and conditions of this Agreement; and

         WHEREAS, Executive desires to be employed by Company in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth below, the parties hereto agree as follows:

         1. Employment. (a) Company agrees to employ Executive, on the terms and conditions set forth below. Executive's job title shall be President and Chief Executive Officer (or such other position as Company and Executive may mutually agree) and his duties shall include those customarily performed by a chief executive officer of a corporation, and performing such other similar services for Company as may be directed from time to time by the Board of Directors of Company. Throughout the term of this Agreement, Executive shall be a member of the Board of Directors of the Company. The Company and the Executive acknowledge that substantially all of Executive's duties under this Agreement are to be performed by Executive for Parcelway Courier Systems Canada Ltd. ("Parcelway Canada"), a wholly- owned subsidiary of Holdings, although Executive will be required to perform certain duties on behalf of Holdings and its other wholly-owned subsidiaries.

         (b) Executive agrees during the term of his employment to (i) devote his full business time (at least 40 hours per week) and his best efforts, skills and abilities exclusively to the performance of his duties as stated in this Agreement and to the furtherance of Company's business; (ii) well and faithfully serve the Company; (iii) use his best efforts to preserve the business of Company and the goodwill of all employees, customers, suppliers and other persons having business relations with Company.
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         2.      Term.  The employment of Executive shall begin on the date of this Agreement and shall continue until the earliest of:

         (a) the date Company terminates it for "just cause" upon three days written notice,

         (b)     the death or disability of Executive,

         (c) May 31, 2000 (provided, however, that such date shall be automatically extended for successive one-year renewal terms unless Company provides written notice to Executive at least 90 days' prior to May 31, 2000 or the expiration of any such renewal term), or

         (d) the date Executive terminates it for any reason upon 60 days written notice (it being understood by the parties that any resignation by Executive from his employment, unless specifically requested by Company or because of Company's material breach of its obligations hereunder, shall be deemed a termination by Executive).

         For purposes of this Agreement, Executive's "disability" shall mean any time Executive is substantially unable to perform his duties to the Company on a full time basis due to injury, illness or disability (physical or mental) (other than by reason of authorized vacation or leave) for a period in excess of 40 working days in any six month period, as determined by the Board of Directors of Holdings (the "Board").

         For purposes of this Section 2, "just cause" for termination shall mean:

         (a) any material breach of the covenants and obligations of Executive under this Agreement;

         (b) commission of an act of fraud, dishonesty, gross negligence or willful malfeasance in connection with Executive's duties and obligations under this Agreement;

         (c) the failure or inability for any reason to devote his full business time to the business of Company (other than failure or inability caused by Executive's disability);

         (d) the material disregard of written instructions, policies or procedures of the Board of Directors of the Company;

         (e)     commission of any act involving moral turpitude;





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
         (f) the commission of any act or the suffering by Executive of any occurrence or a state of facts, which renders Executive incapable of performing his duties hereunder, or which adversely affects or could reasonably be expected to adversely affect the Company or the Company's reputation; or

         (g) the adjudication of Executive as a bankrupt or insolvent or Executive's filing a petition in bankruptcy, reorganization, insolvency, readjustment of debt or arrangement under any bankruptcy, insolvency, dissolution, or liquidation law.

         Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 6, 7, 8 and 9 shall survive any termination of Executive's employment under this Agreement.

         3.      Compensation.

         (a) Base salary. Executive agrees to accept as full consideration for his employment, C$205,000 per year during the term of this Agreement, payable semi-monthly, subject to all appropriate withholdings. Executive's base salary may be increased annually in the sole discretion of the Board.

         (b) Bonuses. Executive shall be entitled to receive bonuses from the Company as follows:

                 (i) 1995 Bonus. In the event that Executive shall be employed by the Company on December 31, 1995, Executive shall be entitled to receive a bonus with respect to fiscal year ending December 31, 1995. Such bonus will consist of (a) an amount equal to 25% of Executive's base salary for such year and (b) an amount equal to 1% of Executive's base salary for each 1% of the Performance Ratio (as defined herein) above 100%, up to a maximum percentage of 50%.
         The Performance Ratio shall be determined by comparing the level of the annual consolidated pre-tax income of Holdings before the inclusion of any extraordinary gains or losses, as calculated in accordance with the unaudited consolidated financial statements of Holdings for the five months ended December 31, 1995, as same have been prepared and certified by the Chief Financial Officer of the Company as fairly presenting the financial condition as of the such date and the results of operations for the period then ended (the "Actual Result") to the budgeted amount of annual consolidated pre-tax income of Holdings before the inclusion of any extraordinary gains or losses, as such budget shall have been approved by the Board by August 31, 1995 (the "Target Result"). The 1995 Bonus shall be payable by March 31, 1996.

                 (ii) Subsequent Bonuses. Within 90 days of the conclusion of each fiscal year, commencing with the fiscal year ending July 31, 1996, Executive shall be eligible to receive an annual bonus from the Company in an amount





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         determined by the Board, which amount shall not exceed 60% of
         Executive's base salary for the fiscal year then ended. Within 30 days of the commencement of each fiscal year subsequent to the fiscal year ended July 31, 1995, the Board shall inform Executive of the general criteria that it will consider in determining Executive's annual bonus for such year (it being acknowledged that the criteria for the first five months of fiscal 1996 are as set forth in subsection (i) above), provided that the Board may consider additional or different criteria that it deems relevant to the bonus determination.

         (c) Car allowance. Executive shall receive a car allowance of C$900 per month.

         (d) Vacation, medical insurance and fringe benefits. Executive shall be entitled to four weeks paid vacation per calendar year. Executive shall be eligible to participate in all benefit plans in which employees of the Company participate, including without limitation, those pertaining to life, accident, sickness, medical and disability insurance, and such other fringe benefits as the Board may, in its sole discretion, determine. Participation in any such plans is subject to Executive's satisfaction of any pre-conditions of general application to the participation in such plans.

         (e) Business expenses. Upon proper documentation and compliance with Company procedures by Executive, Company shall reimburse Executive for all reasonable out-of-pocket business expenses incurred by him in connection with his duties on behalf of Company in accordance with Company policy.

         (f) Stock Options. Executive shall be eligible to participate in the Employer's existing management stock option plan (the "Plan") and in connection therewith has been initially granted stock options for the purchase of 13,750 shares of Holdings Common Stock at an exercise price established by the Board on the date of grant. Such options vest ratably over five years as set forth in the form of option agreement attached hereto as Exhibit A. The Board may, in its sole discretion, grant additional stock options to Executive pursuant to the Plan.

         4. Grant Options. The Company has granted to Executive stock options ("Grant Options") for the purchase of 12,000 shares of Holdings Common Stock at an exercise price of US $17.00 per share ("Exercise Price") pursuant to the form of option agreement attached hereto as Exhibit B. At the time of Executive's exercise of all or any of the Grant Options, the Company shall pay to Executive a bonus equal to the Exercise Price multiplied by the number of shares to be purchased by virtue of such exercise. The shares of Holdings Common Stock that are to be issued to Executive upon exercise of the Grant Options shall be referred to herein as the "Grant Shares".





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
         5. Liquidity of Grant Shares. During the period that the Grant Shares are not publicly traded, the Company and the Executive shall have the following rights and obligations with respect to the Grant Shares:

         (a)     Executive Termination.

                 (i) in the event of termination by Executive on or before May 31, 2000 or termination of Executive for commission of fraud, dishonesty, gross negligence or willful malfeasance, the Company shall have the option (but shall not be obligated) to purchase any or all of the Grant Shares within 30 days of such termination event at the Fair Market Value (defined below) of such securities. Such repurchase option of the Company shall be referred to herein as the "Repurchase Option".

                 (ii) in the event of termination of Executive due to his death, or termination for just cause (other than for the cause specified in subparagraph (i) above), the Company shall have a Repurchase Option and, additionally, the Executive shall have the option to sell all, but not less than all, of the Grant Shares to the Company within 30 days of the termination event at the Fair Market Value of such securities. The Executive's sale option shall be referred to herein as the "Put Option." In the event of a Repurchase Option or a Put Option effected pursuant to this subparagraph (ii), the Company shall have the option to pay for the Grant Shares in three equal annual installments, with the first of such installments payable on the first anniversary of the termination event.

                 (iii) in the event that the Executive is terminated without just cause, the Company has a Repurchase Option and the Executive has a Put Option. In the event of a Repurchase Option or a Put Option effected pursuant to this subparagraph (iii), the Company shall pay for the Grant Shares within 60 days of the determination of Fair Market Value.

The "Fair Market Value" for purposes of this Section 5(a) shall be determined as follows: The fair market value of the Grant Shares as mutually agreed upon by Company and Executive; however, if Company and Executive are unable to agree as to the fair market value of such securities within twenty (20) days following a Repurchase or Put Option, the Company and Executive shall appoint a mutually acceptable appraiser ("Appraiser") to value the Common Stock of the Company. If the Company and Executive agree as to the Appraiser, they shall promptly instruct the Appraiser to value the Common Stock with the understanding that such Appraiser's valuation shall be the Fair Market Value and shall be binding upon the Company and Executive. If the Company and Executive are unable to mutually agree upon an Appraiser (within ten days following the expiration of the 20-day period described above), each of the Company and Executive shall appoint an Appraiser to value the





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
Common Stock of the Company. Each of the appointed Appraisers shall determine the fair market value of the Common Stock within 60 days of their selection and shall deliver to each of the Company and the Executive a copy of its appraisal within such 60 day period. If the determination of each of the appointed Appraisers is 90% or more but less than 110% of the average of the two determinations, the fair market value shall be such average. If the determination of either of the appointed Appraisers is less than 90% or more than 110% of such average, then the appointed Appraisers shall, within five days thereafter, select a third Appraiser. The determination of such third Appraiser (which shall not be higher than the higher of, nor lower than the lower of, the determinations of the two first appointed Appraisers), shall govern and shall be final and binding on all parties. The fees and expenses of any such Appraiser(s) shall be borne equally by the Executive and the Company.

         (b) Registration Rights. The Executive shall have certain piggy-back registration rights with respect to the Grant Shares as set forth in that certain Registration Rights Agreement between the Company, the Executive, Preferred Risk Life Insurance Co. and Preferred Risk Mutual Insurance Co. in substantially the form set forth on Exhibit C hereto.

         (c) Restrictions on Transfer. Executive understands and agrees that the following restrictions and limitations are applicable to his purchase and resales, pledges, hypothecations, or other transfers of the Grant Shares:

                 (i)      Transfer of Grant Shares.

                      (1) The Grant Shares shall not be sold, pledged, hypothecated, or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

                      (2) Legends will be placed on any certificate or other document evidencing the Grant Shares in substantially the following form:

                 The Shares represented by this certificate have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under any state securities act or other similar state statutes in reliance upon exemptions from registration as provided in those statutes and the rules and regulations promulgated thereunder. The sale or other disposition of the Shares are restricted, as set forth in the Amended and Restated Employment Agreement dated as of July ___, 1995, among the Company and the Shareholder, and the effectiveness of any such sale or other disposition may be conditioned upon





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
                 receipt by the Company of a written opinion of counsel satisfactory to the Company and its counsel that such sale or other disposition can be made without registration under the Securities Act of 1933, as amended, any state securities act, and other applicable statutes. By acquiring the Shares represented by this certificate, the Shareholder represents that he will not sell or otherwise dispose of such shares without registration or other compliance with the aforesaid statutes and the rules and regulations promulgated thereunder.

                      (3) Stop transfer instructions will be placed with the transfer records of the Company with respect to the Shares so as to restrict the resale, pledge, hypothecation, or other transfer thereof.

                 (ii)     First Refusal Rights.

                      (1) If at any time during the term of this Agreement, Executive (the "Selling Shareholder") shall desire to sell or otherwise dispose of all or any part of his Grant Shares pursuant to a bona fide offer from any third party (the "Third Party Offer"), he shall give the Company written notice (the "Notice") of such intention. The Notice shall include an offer (the "Offer") to sell such Grant Shares to the Company upon the terms and conditions described below. The Notice shall also include a copy of the written Third Party Offer stating its terms and conditions, including the number and price per share of the Grant Shares to be purchased, the method of payment, whether the Third Party Offer is requiring the purchase of all of the Grant Shares, and the proposed closing date (which shall in no event be sooner than the end of the 60-day period described in subsection (b) below).

                      (2) The Company shall have 30 days from the date it receives the Notice to accept or reject the Offer in writing. If the Company accepts the Offer, the acceptance shall set forth the arrangements for closing, which shall occur no later than the date proposed by the Third Party Offer.

                      (3) Upon the expiration of the 60-day period without acceptance of the Offer in writing by either of the Company, or upon the earlier receipt of rejection of the Offer in writing by the Company, or in the event the Company fails to agree to purchase all of the Grant Shares subject to the Third Party Offer, the Selling Shareholder shall be released from his restrictions under Section 5(c)(ii) of this Agreement with respect to those Grant Shares being sold pursuant to the Third Party Offer. The





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                 Selling Shareholder shall then be entitled to sell his Grant
                 Shares, but only pursuant to the Third Party Offer (except that any purchaser must agree in writing to take the Grant Shares subject to the terms of this Agreement). Except as otherwise provided in this Agreement, the Selling Shareholder shall remain subject to this Agreement to the extent he retains any of his Grant Shares, including those Shares subject to the Offer.

                      (4) If all or any part of the Shareholder's Grant Shares are involuntarily encumbered or transferred by judicial process to any person (the "Purchaser") other than the other Shareholders or pursuant to the terms of this Agreement, the Purchaser shall be deemed to have made an Offer pursuant to this Section 5(c)(ii) to sell the Grant Shares, on a date no later than six months from the date of the notice of the Offer, at a purchase price equal to the book value per Grant Share of the Company as of the end of the Company's most recent fiscal year.

                      (5) Notwithstanding any provision of this Agreement, in no event may the Shareholder transfer or dispose of any Grant Shares to an entity which competes directly or indirectly with the Company or to any individual who is affiliated or associated with such an entity.

         6. Nondisclosure Agreement. (a) Executive, during the term of employment under this Agreement, shall have access to and become familiar with various trade secrets and proprietary and confidential information consisting of, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Trade Secrets"), which are owned by Company and regularly used in the operation of its business, but in connection with which Company takes precautions to prevent dissemination to persons other than certain directors, officers and employees. Executive acknowledges and agrees that the Trade Secrets (1) are secret and not known in the industry; (2) are entrusted to Executive after being informed of their confidential and secret status by Company and because of the fiduciary position occupied by Executive with Company; (3) have been developed by Company for and on behalf of Company through substantial expenditures of time, effort and money and are used in its business; (4) give Company an advantage over competitors who do not know or use the Trade Secrets; (5) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (6) the Trade Secrets are valuable, special and unique assets of Company, the disclosure of which could cause substantial injury and loss of profits and goodwill to Company.





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
         (b) Executive shall not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment under this Agreement. All files, records, documents, information, data and similar items relating to the business of Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances without the prior written consent of the Board (except in the ordinary course of business during Executive's period of active employment under this Agreement), and in any event shall be promptly delivered to Company upon termination of Executive's employment. Executive agrees that upon his receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, Executive shall timely notify and promptly hand deliver a copy of the subpoena, process or other request to the Chief Executive Officer of Company.

         7. Inventions. Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the products of the Company or any of its affiliates or capable of beneficial use by the Company or any of its affiliates, which Executive may conceive, develop or acquire during the term hereof (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, Executive shall promptly at all times during and after the term hereof:

         (a) Execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to such inventions, improvements, technical information, patent applications and patents or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world.

         (b) Render to the Company, at its expense, all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said application or patents, and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

         8. Nonsolicitation Agreement. Executive acknowledges and agrees that the training he will receive, the experience he will gain while employed and the information he will acquire regarding the Trade Secrets will enable him to injure Company if he should compete with Company in a business that is competitive with the business conducted or to be conducted by Company. For these reasons, an in partial consideration for Executive's employment hereunder, Executive hereby agrees that without the prior written consent of Company, Executive shall not, directly or





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
indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, nor shall he suffer or permit any related person or affiliate to, during the term of his employment with the Company and, in the event that this Agreement terminates by reason of Sections 2(a) or 2(d), for a period of 24 months thereafter,

         (a) solicit any Customer (as hereinafter defined) of the Company or its subsidiaries, assist any other person to do so, or have any financial interest in any person which does so, if such solicitation could result in the sale of any services to such Customer and such sale is competitive with the business of the Company and its subsidiaries as now carried on and as carried on at the time of such sale; nor

         (b) take any action inconsistent with the fiduciary relationship of an employee to his employer.

As used in this Section 8 the term "Customer" shall mean customers of the Company and its affiliates and any person or entity whose business the Company or its affiliates is soliciting at such time.

As used in this Section 8 and in Section 9 of this Agreement, "affiliates" shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company.

         9. Nonemployment Agreement. In partial consideration for Executive's employment hereunder, Executive covenants and agrees that he will not on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, at any time during the term of his employment by the Company and, in the event that this Agreement terminates by reason of Sections 2(a) or 2(d), for a period of 24 months thereafter,

         (a) hire or solicit for employment any person who was employed by the Company or its affiliates at the time the employment of the Executive was terminated or within six months thereafter or in any manner attempt to influence or induce any such person(s) to leave the employment of Company or its affiliates; nor

         (b) use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of Company concerning the names and addresses of Company's employees.

         10.     Relocation.      Executive acknowledges that the Company
intends to relocate the functional headquarters of the Company to the United States at some future date. In the event that the Company requests Executive to relocate to the





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United States in order to fulfill his obligations hereunder, Executive agrees to relocate as necessary provided that the following conditions are met:

         (a)     Executive receives written notice of no less than 180 days;
         (b) Executive is reimbursed for his reasonable moving costs (i.e. a reasonable number of house hunting trips by Executive and packing and moving expenses);
         (c) Executive receives an adjustment to his base salary to the extent that his cost of living increases as a result of such relocation; and
         (d) Executive and the Company shall resolve any issues with respect to the sale of Executive's Ontario home in a mutually satisfactory manner.

         11.     Director.        The Company has caused Executive to be
elected as a director of the Company, to serve until his successor is elected and qualified. During each election of directors of the Company during the term of this Agreement, the Company shall nominate and use its reasonable best efforts to cause the election of the Executive as a director of the Company.

         12. Severability. The parties hereto intend all provisions of Sections 8 and 9 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of Sections 8 and 9 hereof is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Executive agrees that the noncompetition agreements, nondisclosure agreements and nonemployment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the covenants and agreements of Executive contained in the noncompetition, nondisclosure or nonemployment agreements. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13. Affiliates. Executive will use his best efforts to ensure that no relative of his or corporation of which he is an officer, director or shareholder, or other affiliate





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of his, shall take any action that Executive could not take without violating any provision of this Agreement.

         14. Remedies. Executive recognizes and acknowledges that the ascertainment of damages in the event of his breach of any provision of this Agreement would be difficult, and Executive agrees that Company, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

         15. Acknowledgements. Executive acknowledges and recognizes that the enforcement of any of the nonsolicitation and nonemployment provisions in this Agreement by Company will not interfere with Executive's ability to pursue
a proper livelihood.    Executive recognizes and agrees that the enforcement of
this Agreement is necessary to ensure the preservation and continuity of the business and good will of Company. Executive agrees that due to the nature of Company's business, the nonsolicitation and nonemployment restrictions set forth in Sections 8 and 9 of this Agreement are reasonable as to time.

         16. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and either (i) personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, or by recognized next day delivery service, addressed as follows: (i) if to Company, c/o Cypress Capital Corporation, One Galleria Tower, 13355 Noel Road, Suite 1650, Dallas, Texas 75240 or (ii) if to Executive, at his address as set forth on the payroll records of Company. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

         17. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

         18. Modification. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

         19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one document.





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         21.     Costs.  If any action at law or in equity is necessary to
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         22. Estate. If Executive dies prior to the expiration of the term of employment, any monies that may be due him from Company under this Agreement as of the date of his death shall be paid to his estate.

         23. Assignment. Company shall have the right to assign this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Company's assets or all of its stock, or with which Company merges or consolidates. The rights, duties and benefits to Executive hereunder are personal to him, and no such right or benefit may be assigned by him.

         24. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and permitted assigns.

         25. Waiver of Breach. The waiver by Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        Parcelway Systems Holding Corp. and its
                                        wholly owned subsidiaries


                                        By: /s/ Stephen P. Smiley
                                            ------------------------------------


                                        EXECUTIVE:


                                        /s/ Richard K. McClelland
                                        ----------------------------------------
                                        Richard K. McClelland





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